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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Group Maintenance America Corp.

  We consent to incorporation by reference in the registration statements (No. 333-41749, No. 333-41751, No. 333-58651, No. 333-60537 and No. 333-69421) on
Form S-8 and (333-69533) on Form S-4 of Group Maintenance America Corp. of our report dated December 18, 1998, relating to the balance sheet of Steven C. Pomeroy, Inc. as of September 30, 1998, and the related statement of operations, owners' equity and cash flows for the year ended September 30, 1998, which report appears in the current report on Form 8-K of Group Maintenance America Corp. dated January 19, 1999.

                                          KPMG LLP

Houston, Texas
January 19, 1999

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